UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 20, 2007

WINN-DIXIE STORES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-3657	59-0514290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of Principal Executive Offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Over the past few months, Thomas P. Robbins, Senior Vice President of Merchandising for Winn-Dixie Stores, Inc. (the “Company”), has been in discussions with the chairman and chief executive officer of the Company, Peter L. Lynch, with respect to the possibility of retiring from the Company. On June 20, 2007, Mr. Lynch and Mr. Robbins agreed that Mr. Robbins would retire from the Company effective August 22, 2007. Pursuant to these discussions, the Company has agreed to pay Mr. Robbins (1) a lump sum payment on or about the effective date of his retirement in an amount equal to 18 months base salary and (2) his annual cash bonus for fiscal year 2007 at at least the target level. The Company will also make certain commitments to Mr. Robbins relating to post-employment health care insurance and his annual cash bonus for the portion of fiscal year 2008 prior to his retirement date. The parties anticipate entering into a retirement agreement with respect to the arrangement, and the Company anticipates filing the agreement with its annual report on form 10-K for the fiscal year ending June 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winn-Dixie Stores, Inc.

Date: June 25, 2007	By:	/s/ Peter L. Lynch
Peter L. Lynch
President and Chief Executive Officer